California Gold Corp.
488 Madison Avenue, 12th Floor
New York, New York 10022-5718

CALIFORNIA GOLD CORP. SIGNS LETTER OF INTENT TO ACQUIRE AN EIGHTY PERCENT INTEREST IN MEXIVADA’S AUROTELLURIO GOLD-TELLURIUM PROPERTY IN SONORA, MEXICO

New York, New York, October 12, 2010 -- California Gold Corp. (OTC Bulletin Board: CLGL; the “Company”) is pleased to announce it has signed a binding letter of intent (the “LOI”) with Mexivada Mining Corp. (“Mexivada”) to acquire an 80% interest in Mexivada’s La Viuda and La Viuda-1 concessions comprising its AuroTellurio tellurium-gold-silver property south of the city of Moctezuma, Sonora, Mexico.

The Company has a 45-day period to conduct due diligence to evaluate the AuroTellurio property, on an exclusive basis. If the Company determines to proceed with the acquisition, a definitive purchase agreement based on the LOI and a joint venture agreement shall be negotiated in good faith and signed by the parties within a reasonable time period. The Company would compensate Mexivada in structured payments of cash and shares of the Company’s restricted common stock and would invest a sum of US $3,000,000 into AuroTellurio over a 48 month period to earn the 80% interest in the property.  Closing of the acquisition is subject to the Company’s raising sufficient capital to meet its first year investment commitment in the project.

James Davidson, Chief Executive Officer of the Company, stated: "We are very excited about our agreement to acquire rights in Mexivada’s AuroTellurio tellurium-gold-silver mining project in Mexico. We see this joint venture project as uniquely suited for the times.  The “rare-earth” tellurium prospect has important uses in alternative energy, while gold and silver, we believe, are likely to continue to rally due to macroeconomic conditions.  As Nobel Prize-winning economist Robert Mundell, ‘the father of the Euro,’ recently warned, ‘We are living in the worst monetary instability in the last 3,000 years.’  The prospect for precious metals has seldom been more promising.”

In addition to his duties as Chief Executive Officer of the Company, Mr. Davidson serves as an independent director of Anatolia Minerals Development Limited, a Canadian public company whose common stock trades on the Toronto Stock Exchange (TSX:ANO).

About California Gold Corp.

California Gold Corp. is an early stage, U.S. public company currently pursuing a business strategy in the gold and precious metals mining sector in the Americas, with an initial focus on identifying and acquiring gold mining opportunities for development and production, to meet growing market demand.

Contact:   California Gold Corp.
   James Davidson, CEO
   c/o Gottbetter & Partners, LLP
   488 Madison Avenue, 12th Floor
   New York, New York 10022-5718

Forward-Looking Statements

Certain statements in this news release are forward-looking. All statements other than statements of historical facts included in this news release including, without limitation, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions are forward-looking statements. The Company can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct.  Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.  There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results to differ materially from the forward-looking statements including, but not limited to, the Company’s ability to identify appropriate corporate acquisition and/or joint venture opportunities in the gold mining sector, the Company’s ability to establish technical and managerial infrastructure, the Company’s ability to raise the required capital to take advantage of and successfully participate in any such opportunities, and future economic conditions, political stability and gold prices  The Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this news release to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.